EXHIBIT 99.1

News Release

Investor Relations Contact	Media Contact
Laura Guerrant-Oiye	Stacey Voorhees
Guerrant Associates	Public Relations Consultant
Phone: 808-882-1467	Phone: 925-336-9592
lguerrant@guerrantir.com	stacey@savvypublicrelations.net

Immediate Release

SOURCE: Uni-Pixel, Inc.

UniPixel to Present at Southwestern Showcase Investor Conference

Company’s CEO, Reed Killion, to highlight Opcuity™ Fingerprint Resistant Film and TMOS Display Technology Advances

The Woodlands, TX (November 12, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that the Company’s chief executive officer, Mr. Reed Killion, will give a presentation at the upcoming Southwestern Showcase Investor Conference to be held November 19-20 in Dallas, Texas.

Mr. Killion will provide an overview of UniPixel’s TMOS technology, a next-generation display technology which can provide current LCD panel manufacturers with the ability to build better performing display products in their existing production facilities while also reducing materials costs.  In addition, Mr. Killion will discuss the Company’s recent advancements toward the commercialization of its Opcuity™ Fingerprint Resistant film and TMOS display technologies.

UniPixel has recently made a number of announcements and demonstrations specific to its TMOS display technology and its Opcuity Fingerprint Resistant film technology.  The Company’s presentation at the conference will provide an overview of these achievements and TMOS advances, as well as highlight the prospects for UniPixel’s business going forward.  Mr. Killion will also provide attendees with UniPixel’s view of the market opportunities for its technology solutions and, specifically, how the company plans to pursue the opportunities available to it.

Mr. Killion has served as the President of UniPixel since September of 2004 and as the Chief Executive Officer since April of 2008; and has successfully guided the Company through three rounds of financing and the successful development of its unique technologies.

The Southwestern Showcase Investor Conference will be held November 19-20 at the Fairmont Hotel in Dallas, Texas, beginning at 8:30 a.m. CT each day.  Mr. Killion is scheduled to speak on Wednesday, November 19 at 9:15 a.m. CT in the Terrace Room at the Fairmont Hotel.

Members of the financial community that wish to reserve a seat for the conference presentation or to meet individually with Mr. Killion are asked to contact Laura Guerrant-Oiye, principal of Guerrant Associates, at (808) 882-1467 or via email at lguerrant@guerrantir.com.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its

TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

About Southwestern Showcase

The mission of the SOUTHWESTERN SHOWCASE is to provide an independent venue for quality companies to present their investment merits to an influential audience of investment professionals and analysts from across the country.  The SOUTHWESTERN SHOWCASE is co-sponsored by Beacon Street Group, LLC, a Dallas-based, investor relations consulting firm, and the CFA Society of Dallas-Fort Worth.  Additional sponsors include NYSE Euronext, Aspen Advisors, Brazos Capital Management, Business Wire, Capital Institutional Services (CAPIS), Haynes and Boone, LLP, Hodges Capital Management, Luther King Capital Management, NFJ Investment Group, and Southwest Securities.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.